UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2005

The Titan Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3033 Science Park Drive

San Diego, California  92121-1199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (858) 552-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 22, 2005, The Titan Corporation (“Titan”), certain subsidiaries of Titan named as guarantors therein (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of May 15, 2003, by and among Titan, the guarantors named therein and the Trustee relating to Titan’s 8% Senior Subordinated Notes due 2011 (the “Notes”).  The Supplemental Indenture was entered into in connection with the previously disclosed Merger Agreement (as amended on June 28, 2005, the “Merger Agreement”), dated as of June 2, 2005, by and among Titan, L-3 Communications Corporation (“L-3”) and Saturn VI Acquisition Corp. (“Merger Sub”), pursuant to which Merger Sub will be merged, upon the terms and conditions set forth therein, with and into Titan, with Titan continuing as the surviving corporation and a wholly-owned subsidiary of L-3 (the “Merger”).

The Supplemental Indenture will have the effect of releasing the Guarantors from their guarantees of Titan’s obligations under the Notes and eliminating substantially all of the restrictive covenants and events of default and other related provisions from the Indenture governing the Notes.  Although the Supplemental Indenture was executed on July 22, 2005, it will not become operative unless and until (i) all Notes that are validly tendered pursuant to L-3’s offer to purchase any and all outstanding Notes for cash, which tender offer was launched by L-3 on June 30, 2005 pursuant to the terms of the Merger Agreement, are accepted for purchase and paid for, and (ii) the Merger is consummated.

The above summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

Titan is furnishing certain supplemental information (the “Supplemental Information”) concerning Titan and its business.  The Supplemental Information is set forth in Exhibit 99.1 to this Report.

The Supplemental Information is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the Supplemental Information will not be incorporated by reference into any registration statement filed by Titan under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits:

4.1           First Supplemental Indenture, dated as of July 22, 2005, by and among The Titan Corporation, the entities named as guarantors therein and Deutsche Bank Trust Company Americas, as trustee.

99.1         Certain supplemental information concerning The Titan Corporation and its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

	By		/s/ Mark W. Sopp
		Name:	Mark W. Sopp
		Title:	Chief Financial Officer

Date: July 25, 2005

EXHIBIT INDEX

Exhibit:

4.1           First Supplemental Indenture, dated as of July 22, 2005, by and among The Titan Corporation, the entities named as guarantors therein and Deutsche Bank Trust Company Americas, as trustee.

99.1         Certain supplemental information concerning The Titan Corporation and its business.